UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2007

Dollarama Group L.P.

(Exact name of registrant as specified in their charters)

Quebec, Canada	333-134550	Not Applicable
(State or other jurisdiction of of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5430 Ferrier

Montreal, Quebec H4P1M2

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code (514) 737-1006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	3

SIGNATURE		4

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On August 31, 2007, the registrant announced that Stéphane Gonthier, age 41, accepted an offer to become the registrant’s chief operating officer. Mr. Gonthier recently entered into an employment agreement and is expected to start work next week. From 1998 until recently, Mr. Gonthier was employed in various positions by Alimentation Couche-Tard Inc., a North American convenience store chain, most recently as its senior vice president in charge of four divisions consisting of approximately 2,600 convenience stores in Canada and the United States.

The initial term of Mr. Gonthier’s employment agreement is for five years, with automatic extensions each succeeding year unless earlier terminated by either party upon not less than three months’ prior notice.

The employment agreement provides Mr. Gonthier with an annual salary of $310,000, which amount is subject annual merit increases to the extent other members of senior management are entitled to such increases (although specific increases may vary with respect to each manager). Mr. Gonthier will be entitled to a bonus up to 75% of his base salary for the current fiscal year (pro rated for the amount of days actually employed during such fiscal year). In the current fiscal year and the next fiscal year, Mr. Gonthier’s agreement provides that his target bonus shall not be less than any other officer of the registrant, other than the CEO. Mr. Gonthier’s agreement also provides that he participates in any and all employee benefit plans from time to time in effect for executives of the registrant. In the event Mr. Gonthier’s employment is terminated by the registrant other than for “cause” (as defined in the agreement) or by him as a result of a “constructive termination” (as defined in the agreement), he will be entitled to receive (i) his base salary through the termination date plus any other expenses or compensation that have been awarded and are unpaid as of such date, (ii) a pro-rated amount of any earned bonus for the fiscal year in which termination occurs, and (iii) subject to his compliance with the other terms of the agreement, 24-months salary continuation (payable in a lump sum or over 24 months, at the option of the registrant). Mr. Gonthier’s agreement does not provide him with any payments that are contingent upon a change in control.

Mr. Gonthier’s agreement includes certain restrictive covenants, including a non-competition agreement and non-solicitation covenants with respect to employees and suppliers of the registrant.

Concurrently with the start of his employment, Mr Gonthier is expected to receive a grant of options to purchase shares in the capital of the registrant’s parent, Dollarama Capital Corporation, as well as make a direct cash investment in such company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLARAMA GROUP L.P.

By: Dollarama Group GP Inc., its general partner

By:	/s/ Robert Coallier
Name:	Robert Coallier
Title:	Chief Financial Officer

Date: August 31, 2007

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